UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2005

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Insight Enterprises, Inc. (the "Company") approved, on December 14, 2005, two equity-based incentive compensation plans and two cash-based incentive compensation plans.

Equity-Based Incentive Compensation Plans

Pursuant to the first equity-based incentive compensation plan, the following executives will receive, in January 2006, varying levels of grants of service-based Restricted Stock Units ("RSUs") which will vest ratably over three years:

• Richard A. Fennessy, the Company's President and Chief Executive Officer;
• Stanley Laybourne, the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer;
• Mark McGrath, President of Insight Direct USA, Inc.;
• Stuart Fenton, General Manager of Insight UK;
• James D. Kebert, President of Direct Alliance Corporation;
• Gary A. Glandon, the Company's Executive Vice President and Chief People Officer;
• Catherine Eckstein, the Company's Senior Vice President and Chief Marketing Officer;
• David Rice, the Company's Senior Vice President and Chief Information Officer; and
• Carmela Orlando, Vice President and General Manager of Insight Canada.

Grants will also be made to other employees (primarily in positions of Director and above) under the first equity-based incentive compensation plan, based on position and on individual performance in 2005. All grants will be made under the Company's 1998 Long-Term Incentive Plan (the "1998 LTIP Plan").

Pursuant to the second equity-based incentive compensation plan, a grant of performance-based RSUs to the executives listed above will be made in January 2006, and the number of actual RSUs ultimately awarded will be determined based on achievement of consolidated non-GAAP diluted earnings per share ("EPS") of the Company for the fiscal year ending December 31, 2006 against target consolidated non-GAAP EPS, with payout varying with position and consolidated non-GAAP EPS results below and above target levels (awards are discretionary over or below specified levels). Grants will also be made to other employees (in positions of Director and above) under the second equity-based incentive compensation plan, and the number of actual performance-based RSUs ultimately awarded will be determined based on achievement of consolidated non-GAAP diluted EPS of the Company for the fiscal year ending December 31, 2006 against target non-GAAP EPS, with payout varying with position, individual performance in 2005 and consolidated non-GAAP EPS results below and above target levels (awards are discretionary over or below specified levels). Once the number of performance-based RSUs has been determined in early 2007, the RSUs will convert to service-based and will vest ratably over three years, with initial vesting of one-third of the grant on February 1, 2007. All grants will be made under the 1998 LTIP Plan.

Cash-Based Incentive Compensation Plans

The first cash-based incentive compensation plan was approved for the following executives:

• Richard A. Fennessy, the Company's President and Chief Executive Officer;
• Stanley Laybourne, the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer;
• Mark McGrath, President of Insight Direct USA, Inc.;
• Stuart Fenton, General Manager of Insight UK;
• James D. Kebert, President of Direct Alliance Corporation; and
• Carmela Orlando, Vice President and General Manager of Insight Canada.

The amount of incentive compensation earned under the first cash-based incentive compensation plan will be based on achievement of financial objectives against targeted amounts for each of the executive's business unit, with payout varying with financial performance levels below and above target levels (awards are discretionary over or below specified levels). The target cash incentive amount is based on achievement of non-GAAP quarterly operating margin percentage, paid quarterly, and on achievement of annual revenue growth, paid annually, except that for James D. Kebert, President of Direct Alliance Corporation, the target cash incentive amount is based on achievement of non-GAAP quarterly operating earnings and on achievement against quarterly individual performance goals, both paid quarterly. Additionally, for Richard A. Fennessy only, the Compensation Committee of the Board of Directors will evaluate Mr. Fennessy’s performance for the year as a whole and, in their discretion, can adjust his actual cash-based incentive compensation plus or minus fifteen percent.

The second cash-based incentive compensation plan was approved for the following executives and employees:

• Gary A. Glandon, the Company's Executive Vice President and Chief People Officer;
• Catherine Eckstein, the Company's Senior Vice President and Chief Marketing Officer;
• David Rice, the Company's Senior Vice President and Chief Information Officer; and
• all other employees with Director and above positions.

The amount of incentive compensation earned under the second cash-based incentive compensation plan will be based on achievement of financial objectives against targeted amounts for each of the executive's and employee's business unit, with payout varying with position, financial performance levels below and above target levels (awards are discretionary over or below specified levels), and achievement against quarterly individual performance goals. The target cash incentive amount is based on achievement of non-GAAP quarterly operating margin percentage, paid quarterly, on achievement of annual revenue growth, paid annually, and on achievement against quarterly individual performance goals, paid quarterly.

The Compensation Committee also approved an increase in base salary for Gary A. Glandon, the Company's Executive Vice President and Chief People Officer, to $235,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

December 20, 2005	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer